As filed with the Securities and Exchange Commission on June 5, 2006
Registration No. 333-134535

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1600	25-1655321
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Manning
Chief Executive Officer
20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Geoffrey K. Walker
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4757
Facsimile: (713) 238-7433

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Share(1)	Offering Price	Registration Fee(2)
Common Stock, par value $0.01 per share, including associated rights attached thereto	690,000	$30.38	$20,962,200	$2,046

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low price for the Common Stock on May 31, 2006 as reported by Nasdaq.

(2)	A filing fee of $1,753 to register 600,000 shares of common stock was previously paid in connection with the initial filing of this Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2006

PROSPECTUS

690,000 Shares

Sterling Construction Company, Inc.

Common Stock

Selling stockholders of Sterling Construction Company, Inc. named in this prospectus may sell shares of our common stock offered by this prospectus.

The selling stockholders may sell shares of our common stock from time to time at market prices, in negotiated transactions or otherwise. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 4 for more information on this topic.

Our common stock is quoted on The Nasdaq Stock Market’s National Market under the symbol “STRL.”

Investing in our common stock involves risks, including those incorporated by reference herein as described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006

STERLING CONSTRUCTION COMPANY, INC.

Sterling Construction Company, Inc. was founded in 1991 as a Delaware corporation. Our construction business was founded in 1955 by a predecessor company in Michigan and is now operated by one of our subsidiaries, Texas Sterling Construction, L.P., a Texas limited partnership. The terms “Company”, “Sterling”, and “we” refer to Sterling Construction Company, Inc. and its subsidiaries except when it is clear from the context that those terms mean only the parent company.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas. Our transportation infrastructure projects include highways, roads, bridges and light rail, and our water infrastructure projects include water, wastewater and storm drainage systems. We provide general contracting services primarily to public sector clients including excavating, paving, pipe installation and concrete placement. We purchase the necessary materials for our contracts; we currently perform approximately three-quarters of the work required on our contracts with our own crews and equipment, and generally engage subcontractors only for ancillary services.

Since 1955 the construction business has expanded its service profile and market areas. We currently operate in several major Texas markets, including Houston, San Antonio, Dallas/Fort Worth and Austin, and believe that we have the capability to expand into other Gulf Coast and Southwestern markets. We have also broadened our range of services, from our original focus on water and wastewater projects, to include concrete and asphalt paving, concrete slip forming, installation of large-diameter water and wastewater distribution systems, construction of bridges and similar large structures (including the necessary drill-shafts), light rail infrastructure, concrete crushing and concrete batch plant operations.

Our principal executive offices are located at 20810 Fernbush Lane, Houston, Texas 77073, and our telephone number at this address is (281) 821-9091.

CAUTIONARY COMMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are included throughout this prospectus and in the materials incorporated by reference into this prospectus as described under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements in this prospectus.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, that could result in our expectations not being realized or otherwise could materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	changes in general economic conditions or reductions in government funding for infrastructure services;

•	adverse economic conditions in our markets;

•	delays or difficulties related to the commencement or completion of contracts, including additional costs, reductions in revenues or the payment of completion penalties or liquidated damages;

•	actions of suppliers, subcontractors, customers, competitors and others which are beyond our control;

•	the estimates inherent in our percentage-of-completion accounting policies;

•	possible cost increases in fixed-price contracts;

•	our dependence on a few significant customers;

•	adverse weather conditions;

•	the presence of competitors with greater financial resources than we have and the impact of competitive services and pricing;

•	our ability to successfully identify, complete and integrate acquisitions; and

•	the other factors incorporated by reference as described under “Risk Factors.”

In reading this prospectus, you should consider these factors carefully in evaluating any forward-looking statements, and you are cautioned not to place undue reliance on forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus are reasonable, we can provide no assurance that they will be achieved.

The forward-looking statements included herein are made only as of the date of this prospectus, and we undertake no obligation to update any information contained in this prospectus or to publicly release the results of any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of after the date of this prospectus, except as may be required by applicable securities laws.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed pursuant to the Exchange Act on Form 10-K and Form 10-Q with the Securities and Exchange Commission, or the SEC, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the shares sold by the selling stockholders in this offering. We anticipate receiving cash of $86,250 from the exercise of stock options underlying shares offered by one of the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering. Under the rules of the SEC, beneficial ownership includes shares over which the indicated person exercises voting or investment power. Unless otherwise indicated in the footnotes below, we believe the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned by them. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each selling stockholder. The percentage ownership data is based on 10,499,808 shares of our common stock issued and outstanding as of May 1, 2006 and 10,691,808 shares outstanding after the offering, reflecting 192,000 options expected to be exercised by Mr. Hemsley. Unless otherwise indicated by footnote, the address of each selling stockholder is the address of the Company’s principal executive offices.

	Shares Beneficially Owned Before the Offering		Number of Shares	Shares Beneficially Owned After the Offering
Name	Number	Percent	Being Offered	Number	Percent

Joseph P. Harper, Sr.(1)	819,641	7.8%	230,000	589,641	5.4%
Maarten D. Hemsley(2)	519,812	4.8%	172,500	347,312	3.2%
James D. Manning(3)	557,602	5.3%	172,500	385,102	3.6%
Patrick T. Manning(4)	236,380	2.3%	115,000	121,380	1.1%

(1)	The number of shares beneficially owned before and after the offering includes options to purchase 10,700 shares and warrants to purchase 127,574 shares of our common stock, which are exercisable within sixty days of May 1, 2006. Mr. Harper is our President and Chief Operating Officer and serves on our board of directors.

(2)	The number of shares beneficially owned before the offering includes options to purchase 438,924 shares of common stock. Mr. Hemsley plans to exercise 192,000 of these options simultaneously with this offering. Therefore, the number of shares beneficially owned after the offering includes options to purchase 246,924 shares of common stock, which are exercisable within sixty days of May 1, 2006. Mr. Hemsley is our Chief Financial Officer and serves on our board of directors.

(3)	The number of shares beneficially owned before and after the offering includes options to purchase 7,701 shares and warrants to purchase 111,407 shares of our common stock, which are exercisable within sixty days of May 1, 2006. James D. Manning, a founder of our construction business, is the brother of Patrick T. Manning.

(4)	The number of shares beneficially owned before and after the offering includes options to purchase 7,160 shares and warrants to purchase 22,220 shares of our common stock, which are exercisable within sixty days of May 1, 2006. Patrick T. Manning is our Chairman of the Board and Chief Executive Officer. He is the brother of James D. Manning, a founder of our construction business.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of the selling stockholders, and we anticipate keeping this registration statement effective for a period of up to two years from its effective date. “Selling stockholders” includes donees, pledgees, transferees or successors-in-interest selling securities received from a named selling stockholder as a gift, pledge or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees, including brokerage commissions and similar selling expenses, if any, in connection with the registration of the shares of common stock offered by this prospectus and the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions, including:

•	block transactions;

•	on the NASDAQ National Market System;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the shares;

•	through short sales of shares,

•	a combination of these methods of sale; and

•	through any lawful manner.

The selling stockholders may sell shares directly to purchasers or to or through underwriters or broker-dealers, who may act as agents or principals. The underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as principal, or both. The amount and form of compensation for these services will be determined by, and paid by, the selling stockholders and the purchaser or purchasers, and may be in excess of customary commissions. In connection with NASD guidelines, the maximum compensation payable to any underwriter in connection with the sale of shares pursuant to this prospectus and any prospectus supplement will not exceed 8% of the total offering price to the public.

The selling stockholders and any underwriters or broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by these underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any underwriter, agent, or broker-dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market System pursuant to Rule 153 under the Securities Act. The Company has informed the selling stockholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

In addition to selling their shares under this prospectus, the selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

If the selling stockholders notify us of any material arrangement entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing

•	the name of each such selling stockholder and of the participating underwriter or broker-dealer;

•	the number of shares involved;

•	the price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the underwriter or, broker-dealer; and

•	other facts material to the transaction.

In addition, if we are notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION  —
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the reporting requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement to register the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the common stock offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of the web site is www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2006;

•	Current Reports on Form 8-K, as filed with the SEC on January 3, 2006 (two), January 6, 2006, January 20, 2006, March 20, 2006, March 21, 2006 and May 16, 2006; and

•	The description of our common stock contained in our registration statement on Form 8A, filed on January 11, 2006, including any amendment or report updating the description.

In addition, we incorporate by reference all documents we will file with the SEC in the future under Sections 13, 14 or 15(d) of the Exchange Act until the termination of this offering. We refer to these documents, and the documents listed above, in this prospectus as “incorporated documents.”

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Sterling Construction Company, Inc.
Attention: Corporate Secretary
20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the selling stockholders, in connection with the sale and distribution of the securities being registered, other than the estimated underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,753
Transfer agent and registrar fees	$1,000
Accounting fees and expenses	$20,000
Legal fees and expenses	$60,000
Miscellaneous	$15,000

Total	$97,753

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the DGCL, our restated and amended certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the DGCL, our restated and amended certificate of incorporation, as amended, provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses as incurred to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

The indemnification provisions in our restated and amended certificate of incorporation, as amended, may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Sterling Construction Company, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our restated and amended certificate of incorporation, as amended, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Item 16.	Exhibits

The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 17.	Undertakings

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d. The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 2nd day of June, 2006.

STERLING CONSTRUCTION COMPANY, INC.

By:	/s/ Joseph P. Harper, Sr.
Name: Joseph P. Harper, Sr.

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date

* Patrick T. Manning		Chairman of the Board of Directors; Chief Executive Officer (Principal Executive Officer)	June 2, 2006

/s/ Joseph P. Harper, Sr. Joseph P. Harper, Sr.		President & Chief Operating Officer; Director	June 2, 2006

* Maarten D. Hemsley		Chief Financial Officer; Director (Principal Financial Officer)	June 2, 2006

* Karen A. Stempinski		Vice President, Controller and Chief Accounting Officer	June 2, 2006

* John D. Abernathy		Director	June 2, 2006

* Milton L. Scott		Director	June 2, 2006

* Robert W. Frickel		Director	June 2, 2006

Christopher H. B. Mills		Director	June 2, 2006

David R. A. Steadman		Director	June 2, 2006

*By:	/s/ Joseph P. Harper, Sr. Joseph P. Harper, Sr. Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

4.1	Restated and Amended Certificate of Incorporation of Oakhurst Company, Inc., dated as of September 25, 1995 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.’s Registration Statement on Form S-1, filed on November 17, 2005 (SEC File number 333-129780))
4.2	Certificate of Amendment of the Certificate of Incorporation of Oakhurst Company, Inc., dated as of November 12, 2001 (incorporated by reference to Exhibit 3.2 to Sterling Construction Company, Inc.’s Registration Statement on Form S-1, filed on November 17, 2005 (SEC File number 333-129780))
4.3	Bylaws of Oakhurst Company, Inc. (incorporated by reference to Exhibit 3.2 to its Annual Report on Form 10-K for the fiscal year ended February 28, 1998, filed on May 29, 1998 (SEC File No. 000-19450))
4.4	Certificate of Designations of Oakhurst Company, Inc.’s Series A Junior Participating Preferred Stock, dated as of February 10, 1998 (incorporated by reference to Exhibit 4.2 to its Annual Report on Form 10-K, filed on May 29, 1998 (SEC File No. 000-19450))
4.5	Rights Agreement, dated as of December 29, 1998, by and between Oakhurst Company, Inc. and American Stock Transfer & Trust Company, including the form of Series A Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 99.1 to Oakhurst Company, Inc.’s Registration Statement on Form 8-A, filed on January 5, 1999 (SEC File No. 000-19450))
4.6	Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to its Form 8-A, filed on January 11, 2006 (SEC File No. 011-31993))
5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Grant Thornton LLP, registered public accounting firm
23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)